UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 29, 2019
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MPLX LP
(Exact name of registrant as specified in its charter)
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Delaware	001-35714	27-0005456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Hardin Street, Findlay, Ohio 45840
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 421-2414
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interests	MPLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Board and Management Changes
On October 30, 2019, the board of directors of MPLX GP LLC, the General Partner (the “General Partner”) of MPLX LP (“MPLX”) appointed Michael J. Hennigan, 60, as Chief Executive Officer of the General Partner, effective November 1, 2019. As President and Chief Executive Officer, Mr. Hennigan will serve as MPLX’s principal executive officer. Prior to this appointment, Mr. Hennigan served as President of the General Partner. Upon the effectiveness of Mr. Hennigan’s appointment, Gary R. Heminger will no longer serve as Chief Executive Officer of the General Partner and principal executive officer of MPLX. Mr. Heminger will continue as Chairman of the board of directors of the General Partner until his retirement from Marathon Petroleum Corporation (“MPC”) effective upon the conclusion of MPC's 2020 annual meeting of shareholders. The General Partner is a wholly owned subsidiary of MPC.
In connection with this appointment, Mr. Hennigan will be entitled to an annual salary of $1,050,000. Additionally, Mr. Hennigan’s annual bonus target will increase from 100% of base salary to 125% of base salary and his annual long-term incentive target will increase from $3,700,000 to $5,000,000. The biographical information and business experience of Mr. Hennigan is included in MPLX’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 28, 2019, and those descriptions are incorporated herein by reference.
On October 29, 2019, Gregory J. Goff notified MPC’s board of directors of his intention to retire as MPC’s Executive Vice Chairman effective December 31, 2019. Pursuant to the terms of a letter agreement, effective October 1, 2018, between Mr. Goff and MPC, Mr. Goff will be deemed to have resigned from all positions he holds with MPC or any of its affiliates upon his retirement on December 31, 2019. Consequently, Mr. Goff will no longer serve as a member of the General Partner’s board of directors effective upon his retirement on December 31, 2019.
On October 30, 2019, Timothy T. Griffith, President of Speedway LLC, a subsidiary of MPC, resigned from the board of directors of the General Partner effective October 30, 2019. Also effective October 30, 2019, the board of directors of the General Partner was reduced in size to twelve members.
Retention Amendments to Equity Awards
On October 30, 2019, in connection with the announced update of MPC’s strategic review and in the interest of promoting the retention of key executive personnel, the independent directors of the General Partner and its Chairman and Chief Executive Officer approved the amendment of equity award agreements (such amendments, the “Retention Amendments”) governing the terms of long-term incentive awards granted under the MPLX LP 2018 Incentive Compensation Plan and the MPLX 2012 Incentive Compensation Plan (together, the “Plans”) in 2017, 2018 and 2019 to certain officers of the General Partner and its affiliates (the “Covered Officers”), including MPLX named executive officers Pamela K.M. Beall, Michael J. Hennigan, Gregory S. Floerke and John S. Swearingen.
The Retention Amendments provide that applicable awards granted to a Covered Officer under the Plans will vest on the earlier of (i) December 31, 2020, if the Covered Officer remains employed with MPC, MPLX, or an affiliate thereof, through such date, and (ii) upon the Covered Officer’s involuntary separation, prior to December 31, 2020 other than for cause. Additionally, the Retention Amendments do not apply to awards granted under the Plans to named executive officer Gary R. Heminger, or to Gregory J. Goff.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: November 1, 2019	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary